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                                                                    EXHIBIT 3(I)

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ORGANOGENESIS INC.

              Pursuant to Sections 228, 242 and 245 of the General
                    Corporation Law of the State of Delaware

     We, the undersigned, Eugene Bell and Crispin B. Weinberg, President and Secretary, respectively, of Organogenesis Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the Delaware Corporation Law, the Certificate of Incorporation of which was filed in the office of the Secretary of State of the State of Delaware on May 6, 1985, DO HEREBY CERTIFY THAT this Restated Certificate of Incorporation has been duly adopted by the holders of a majority of the issued and outstanding shares of the Common Stock and by the holders of a majority of the issued and outstanding shares of the Series A Preferred Stock of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the Delaware Corporation Law and written notice of such adoption has been given to all stockholders who have not so consented in writing.

     FIRST.  The name of the Corporation is:  Organogenesis Inc.

     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, $.01 par value per share, and 500,000 shares of Preferred Stock, $1.00 par value per share.

     The following is a statement of the designations and powers, preferences and rights, and the relative, participating, optional or other special rights, and the qualifications, limitations ad restrictions granted to or imposed upon the respective classes of shares of capital stock of the Corporation or the holders thereof:
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A.   Common Stock
--   ------------

     The voting and dividend rights, and the rights in the event of the liquidation of the Corporation, of the holders of the Common Stock are subject to and qualified by such rights of the holders of the Preferred Stock of any series as the Board of Directors may designate upon the issuance of the Preferred Stock of any series.

     The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

     Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividends rights of any then outstanding Preferred Stock.

     Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive pro rata all net assets of the Corporation available for distribution after payment of creditors and of any preferential liquidation rights of any then outstanding Preferred Stock.

     No holder of shares of the Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

B.   Preferred Stock
--   ---------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special

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rights and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidations preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any series of any shares of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     No holder of shares of the Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

C.  Series A Convertible Preferred Stock
--  ------------------------------------

    1.  Designation.  One Hundred Twenty-Four Thousand Nine Hundred Ninety-Five
        -----------
shares of the authorized Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (hereafter "Series A Preferred Stock"). The powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series A Preferred Stock shall be as set forth in this Part C of Article FOURTH of this Restated Certificate of Incorporation.

2.  Dividends.  In each fiscal year of the Corporation, the holders of shares of
    ---------
Series A Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, when and as declared by the Board of Directors of the Corporation out of the funds legally available for that purpose, dividends payable in cash in an amount per share for such fiscal year at least equal the product of (i) the per share amount, if any, of the cash dividend declared, paid or set aside for the Common Stock during such fiscal year, multiplied by (ii) the number of whole shares of Common Stock into which each such share of Series A Preferred Stock is then convertible.

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3.   Liquidation, Dissolution or Winding Up.
--   --------------------------------------

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $3.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         (c) The merger or consolidation of the Corporation into or with another corporation (except if the Corporation is the surviving entity), or the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of the Section 3.

       4.  Voting.  Each holder of outstanding shares of Series A Preferred
           ------
Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares

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of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions establishing any other series of Series Preferred Stock, holders of Series A Preferred Stock an of any other outstanding series of Series Preferred Stock shall vote together with the holders of Common Stock as a single class.

       5.  Optional Conversion.  The holders of the Series A Preferred Stock
           -------------------
shall have conversion rights as follows (the "Conversion Rights"):

         (a)  Right to Convert.  Each share of  Series A Preferred Stock shall
              ----------------
be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.00 by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $3.00. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

         (b)  Fractional Shares.  No fractional shares of Common Stock shall
              -----------------
be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

         (c)  Mechanics of Conversion.
              -----------------------

         (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or

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certificates.  Such notice shall state such holder's name or the names of the nominees in which each holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

         (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

         (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

         (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

          (d) Adjustment for Stock Splits and Combinations.  If the Corporation
              --------------------------------------------
shall at any time or from time to time after

                                       6
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June 25, 1986 (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. An adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) Adjustment for Certain Dividends and Distributions.
              --------------------------------------------------

  In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                 (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                 (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (f) Adjustments for Other Dividends and Distributions.
              -------------------------------------------------
In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such series of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation

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that they would have received had their Preferred Stock been converted into
Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Preferred Stock.

          (g)  Adjustment for Reclassification, Exchange, or Substitution.
               ----------------------------------------------------------
If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (h)  Adjustment for Merger or Reorganization, etc.  In case of any
               --------------------------------------------
consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 3(c)), each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of a Series A Preferred Stock, to the end that the provisions set forth in this
Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          (i)  No impairment.  The Corporation will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms

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to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (j)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

                       (k)  Notice of Record Date.  In the event:
                            ---------------------

               (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

               (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

               (iii) of any reclassification of the Common Stock of the
                     Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock divided or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

               (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least

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ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

          (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

          (B) the date on which such reclassification, consolidation, merger, sale dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

       6    Automatic Conversion.
            --------------------

          (a) All outstanding shares of Series A Preferred Stock shall automatically be converted, without future action by the Corporation or the holders of such shares, into shares of Common Stock at the then effective conversion rate pursuant to Section 5, simultaneously with the closing of a public offering of shares of securities of the Corporation, resulting in at least $5,000,000 of net proceeds to the Corporation, pursuant to a registration statement filed by the Corporation under the Securities Act of 1933, as amended (other than an offering registered on Form S-8 or any similar form).

          (b) All holders of record of shares of Series A Preferred Stock will be given at least three days' prior written notice of the date fixed and the place designated for conversion of all such shares of Series A Preferred Stock pursuant to this Section 6. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). On or before the date fixed for conversion, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. On the date fixed for conversion, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any accrued but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the date of such automatic conversion and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

     FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          1.  Election of directors need not be written ballot.

          2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

     SIXTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of

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the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     SEVENTH. (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or hers heirs, executors and administrators; provided, however, that, except as provided in
                              --------  -------
paragraph (B) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware
                                  --------  -------
General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(B) If a claim under paragraph (A) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not me the applicable standard of conduct.

          (C) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     EIGHTH. A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

       EXECUTED at Cambridge, Massachusetts on October 27, 1986.

Attest:



/S/ CRISPIN B. WEINBERG         /S/ EUGENE BELL
-----------------------        -----------------
Crispin B. Weinberg,           Eugene Bell, President
Secretary

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              ORGANOGENESIS INC.



                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware


     Organogenesis Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The stockholders resolution setting forth the amendment is as follows:


     RESOLVED:  That Article FOURTH of the Restated Certificate of Incorporation
     --------
of the Corporation be and hereby is deleted and the following Article FOURTH is inserted in lieu thereof.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $1,00 par value per share.

     The following is a statement of the designations and powers, preferences and rights, and the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions granted to or imposed upon the respective classes of shares of capital stock of the Corporation or the holders thereof:

Preferred Stock
---------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any series of any shares of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     No holder of shares of the Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

Common Stock
------------

     The voting and dividend rights, and the rights in the event of the liquidation of the Corporation, of the holders of the Common Stock are subject to and qualified by such rights of the holders of the Preferred Stock of any series as the Board of Directors may designate upon the issuance of the Preferred Stock of any series.

     The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

     Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividends rights of any then outstanding Preferred Stock.

     Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive pro rata all net assets of the Corporation available for distribution after payment of creditors and of any preferential liquidation rights of any then outstanding Preferred Stock.

     No holder of shares of the Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.


IN WITNESS WHEREOF, Organogenesis Inc. has caused this Certificate of Amendment to be signed by Eugene Bell, its President, and attested by Crispin B. Weinberg, its Secretary, this 16 day of October, 1990.

ATTEST:



/S/ CRISPIN B. WEINBERG        /S/ EUGENE BELL
-----------------------        ---------------
Crispin B. Weinberg,           Eugene Bell, President
Secretary

               CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE
                               OF INCORPORATION

                                      OF

                              ORGANOGENESIS INC.

IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation (hereinafter referred to as the "Corporation") is

       ORGANOGENESIS INC.

2. The Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on October 27, 1986, as amended on October 18, 1990, is hereby further amended by deleting the first paragraph of Article FOURTH in its entirety and replacing it with the following paragraph in lieu thereof:

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 40,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, $1.00 par value per share.

3. The aforesaid Amendment of the Restated Certificate of Incorporation of the Corporation was duly adopted pursuant to the applicable provisions of Sections 211 and 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by and attested by its duly authorized officers this 9th day of August, 1996.

                    ORGANOGENESIS INC.

                    By: /S/ HERBERT M. STEIN
                        --------------------
                        Name: Herbert M. Stein
                        Title: Chief Executive Officer
ATTEST:


/S/ DONNA L. ABELLI
-------------------
Donna L. Abelli
Secretary

               CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE
                               OF INCORPORATION

                                      OF

                              ORGANOGENESIS INC.

IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation (hereinafter referred to as the "Corporation") is

       ORGANOGENESIS INC.

2. The Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on October 27, 1986, as amended on October 18, 1990 and on August 13, 1996, is hereby further amended by deleting the first paragraph of Article FOURTH in its entirety and replacing it with the following paragraph in lieu thereof:

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 80,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, $1,00 par value per share.

3. The aforesaid Amendment of the Restated Certificate of Incorporation of the Corporation was duly adopted pursuant to the applicable provisions of Sections 211 and 242 of the Delaware General Corporation Law.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by and attested by its duly authorized officers this 30th day of June, 1999.

                    ORGANOGENESIS INC.

                    By: /S/ HERBERT M. STEIN
                        --------------------
                        Name: Herbert M. Stein
                        Title: Chief Executive Officer
ATTEST:


/S/ DONNA L. ABELLI
-------------------
Donna L. Abelli
Secretary